SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2019

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 LBJ Freeway, Suite 200; Dallas, TX	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

Issuance of new Convertible Promissory Note to GHS Investments, LLC

On May 3, 2019, we issued a new Convertible Promissory Note to GHS Investments, LLC (“GHS”) in the amount of $105,000 (the “Note”). The Note bears interest at an annual rate of ten percent (10%), is secured by all of our assets, and is convertible to shares of our common stock at a price of $0.05 per share. The Note matures on February 3, 2020. Events of default under the Note include: (i) failure to pay installments when due, (ii) failure to timely deliver shares of common stock in the event that we have elected such conversion and sent notice of such to GHS, (iii) breach of representations or warranties made in the Note, (iv) receivership, bankruptcy, or liquidation, (v) our failure to comply with the reporting requirements of the Exchange Act, and (vi) failure to maintain OTC quotation of our common stock.

In the event of our default, the Note will bear interest at an annual rate of 20% and the balance due under the Note will be accelerated. Further, a default penalty of 50% will apply to the outstanding balance and GHS may, as a secured creditor, enforce its lien on our assets and liquidate them under Article 9 of the Uniform Commercial Code.

GHS’s ability to convert the Note is limited such that: (i) no conversion may be effected to the extent that, following such conversion, GHS would own more than 4.99% of our issued and outstanding common stock; and (ii) for so long as we are not in default under any of the Notes, GHS may not convert, in any calendar month, any portion of a Note in excess of $50,000. In addition, for so long as we are not in default under any of the Note, GHS may not, on any individual trading day, re-sell an amount of shares of common stock received upon conversion of all Notes that is in excess of fifteen percent (15%) of the total trading volume for such trading day.

Amendment of Other Notes Owing to GHS

On May 6, 2019, we entered into an Amendment covering all of the other Secured Promissory Notes we have previously issued to GHS (the “prior Notes”). For each of the prior Notes, the conversion price was adjusted to $0.05 per share, and the due dates of the prior Notes were extended as follows:

Note Issue Date	Original Face Amount	Extended Due Date
July 24, 2018	$157,500	December 1, 2019
August 13, 2018	$157,500	January 1, 2020
August 30, 2018	$105,000	February 1, 2020
November 2, 2017	$250,000	February 1, 2020
September 14, 2018	$131,500	March 1, 2020
September 28, 2018	$55,000	March 1, 2020
October 12, 2018	$52,500	April 1, 2020

The foregoing discussion is a summary of the material terms of the agreements described herein. Each of these agreements contains additional terms, covenants and conditions and should be reviewed in its entirety for additional information.

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Section 3 – Securities and Trading Markets

Item 3.01 Unregistered Sales of Equity Securities

The disclosure in Item 1.01, above, regarding issuance of the Note to GHS is incorporated herein by reference. GHS is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”). We engaged in no general solicitation or advertising with regard to the issuance of the Note. Accordingly, the offer and sale of the Note to GHS was exempt under Rule 506 of Regulation D under the Securities Act.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement with GHS Investments, LLC
10.2	Secured Promissory Note with GHS Investments, LLC ($105,000 issued May 3, 2019)
10.3	Amendment to Promissory Notes

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

 ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: May 9, 2019

By: /s/ Michael R. Welch

Michael R. Welch

President and Chief Executive Officer

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